Exhibit 99.B(h)(15)

Execution

Amendment No. 4

To

Transfer Agency Services Agreement

This Amendment No. 4 To Transfer Agency Services Agreement, dated as of March 31, 2017 (“Amendment No. 4”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and PNC Funds (the “Fund”).

Background

BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and the Fund previously entered into the Transfer Agency Services Agreement, dated as of June 30, 2010, and BNYM and the Fund entered into Amendment No. 1 To Transfer Agency Services Agreement, dated as of September 28, 2012, Amendment No. 2 To Transfer Agency Services Agreement, dated as of December 30, 2013 and Amendment No. 3 to Transfer Agency Services Agreement, dated as of February 29, 2016 (collectively, the “Original Agreement”).  The parties wish to amend the Original Agreement as set forth in this Amendment No. 4.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.             Modifications to Original Agreement.  The Original Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to Amendment No. 4 to Transfer Agency Services Agreement, dated as of March 31, 2017, between BNYM and the Fund.

2.             Adoption of Amended Agreement by Portfolios.  Each Portfolio on Exhibit A acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 4, it becomes and is a party to the Original Agreement as amended by this Amendment No. 4 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Portfolio” has the same meaning in this Amendment No. 4 as it has in the Original Agreement.

3.             Remainder of Original Agreement.  Except as specifically modified by this Amendment No. 3, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.             Governing Law.  The governing law of the Original Agreement shall be the governing law of this Amendment No. 4.

5.             Entire Agreement.  This Amendment No. 4 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.             Facsimile Signatures; Counterparts.     This Amendment No. 4 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this

Amendment No. 4 or of executed signature pages to this Amendment No. 4 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Karen S. Vavra

Name:	Karen S. Vavra

Title:	Managing Director

PNC Funds

On behalf of the Fund and each Portfolio on Exhibit A in its individual and separate capacity, and not on behalf of any other Portfolio

By:	/s/ Jennifer E. Spratley

Name:	Jennifer E. Spratley

Title:	President

EXHIBIT A

(Dated: March 31, 2017)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 30, 2010 between BNY Mellon Investment Servicing (US) Inc. and PNC Funds.

Portfolios

PNC Balanced Allocation Fund

PNC Bond Fund

PNC Emerging Markets Equity Fund(1)

PNC Government Money Market Fund

PNC Government Mortgage Fund

PNC High Yield Bond Fund(2)

PNC Intermediate Bond Fund

PNC Intermediate Tax Exempt Bond Fund

PNC International Equity Fund

PNC International Growth Fund

PNC Multi-Factor All Cap Fund

(formerly, PNC Large Cap Core Fund)

PNC Multi-Factor Large Cap Growth Fund

(formerly, PNC Large Cap Growth Fund)

PNC Multi-Factor Large Cap Value Fund

(formerly, PNC Large Cap Value Fund)

PNC Limited Maturity Bond Fund

PNC Maryland Tax Exempt Bond Fund

PNC Michigan Intermediate Municipal Bond Fund(3)

PNC Mid Cap Fund(4)

PNC Mid Cap Index Fund(5)

PNC Money Market Fund(6)

PNC Multi-Factor Small Cap Core Fund

PNC Multi-Factor Small Cap Growth Fund

PNC Multi-Factor Small Cap Value Fund

PNC Ohio Intermediate Tax Exempt Bond Fund

PNC Ohio Municipal Money Market Fund(3)

PNC Pennsylvania Intermediate Municipal Bond Fund(3)

PNC Pennsylvania Tax Exempt Money Market Fund(3)

PNC S&P 500 Index Fund

PNC Small Cap Fund

PNC Small Cap Index Fund(5)

PNC Retirement Income Fund

PNC Target 2020 Fund

PNC Target 2030 Fund

PNC Target 2040 Fund

PNC Target 2050 Fund

PNC Tax Exempt Limited Maturity Bond Fund

PNC Tax Exempt Money Market Fund(7)

PNC Total Return Advantage Fund

PNC Treasury Money Market Fund

PNC Ultra Short Bond Fund

(1) Servicing with respect to public investors to commence March 31, 2017.

(2) Liquidated January 20, 2017. Will not appear on future Exhibit A.

(3) Liquidated October 8, 2014. Will not appear on future Exhibit A.

(4) Liquidated October 31, 2016. Will not appear on future Exhibit A.

(5)Liquidated December 30, 2016. Will not appear on future Exhibit A.

(6) Liquidated May 25, 2016. Will not appear on future Exhibit A.

(7) Liquidated June 8, 2016. Will not appear on future Exhibit A.